Exhibit 99.1

CROSS COUNTRY HEALTHCARE ANNOUNCES THIRD QUARTER
2024 FINANCIAL RESULTS

BOCA RATON, Fla., November 6, 2024--Cross Country Healthcare, Inc. (the Company) (Nasdaq: CCRN) today announced financial results for its third quarter ended September 30, 2024.

SELECTED FINANCIAL INFORMATION:

		Variance		Variance
		Q3 2024 vs		Q3 2024 vs
Dollars are in thousands, except per share amounts	Q3 2024	Q3 2023		Q2 2024
Revenue	$315,119	(29)%		(7)%
Gross profit margin*	20.4%	(160)	bps	(40)	bps
Net income attributable to common stockholders	$2,555	(80)%		116%
Diluted EPS	$0.08	$(0.28)		$0.55
Adjusted EBITDA*	$10,339	(62)%		(27)%
Adjusted EBITDA margin*	3.3%	(290)	bps	(90)	bps
Adjusted EPS*	$0.12	$(0.27)		$0.02
Cash flows provided by operations	$7,470	(89)%		(91)%
* Represents amounts that are not calculated in accordance with U.S. generally accepted accounting principles (GAAP) and are referred to as non-GAAP measures. Please refer to the accompanying discussion below of how these non-GAAP financial measures are calculated and used under “Non-GAAP Financial Measures” and the tables reconciling these measures to the closest GAAP measure.

Third Quarter Business Highlights

•Revenue, Adjusted EBITDA, and Adjusted EPS all within guidance ranges
•Physician Staffing and Homecare Staffing experienced sequential and year-over-year revenue growth
•Secured a three-year contract renewal with our largest managed service program
•Continued strong balance sheet with $64 million of cash on hand and no debt as of September 30, 2024
•Repurchased over 800,000 shares of common stock for $11.9 million

“Our third quarter results reflect the continued stabilization across our core business as well as the ongoing momentum in our Homecare, Physician, and Education Staffing businesses. Though margins remain under pressure, I am encouraged to see demand for our services continue to rise amidst bill rate stability,” said John A. Martins, President and Chief Executive Officer of Cross Country Healthcare. He continued, “We find ourselves well positioned to capitalize on the market as it normalizes, by leveraging our strong balance sheet to make strategic investments, that we believe will deliver long-term profitability."

Third quarter consolidated revenue was $315.1 million, a decrease of 29% year-over-year and 7% sequentially. Consolidated gross profit margin was 20.4%, down 160 basis points year-over-year and 40 basis points sequentially. Net income attributable to common stockholders was $2.6 million, as compared to $12.8 million in the prior year and a net loss of $16.1 million in the prior quarter. Diluted income per share (EPS) was $0.08, as compared to $0.36 in the prior year and a net loss of $0.47 in the prior quarter. Adjusted earnings before interest, taxes, depreciation, and amortization (EBITDA) was $10.3 million, or

Exhibit 99.1
3.3% of revenue, as compared with $27.2 million, or 6.2% of revenue, in the prior year, and $14.2 million, or 4.2% of revenue, in the prior quarter. Adjusted EPS was $0.12, as compared to $0.39 in the prior year and $0.10 in the prior quarter.

For the nine months ended September 30, 2024, consolidated revenue was $1,034.1 million, a decrease of 36% year-over-year. Consolidated gross profit margin was 20.5%, down 190 basis points year-over-year. Net loss attributable to common stockholders was $10.8 million, or $0.32 per diluted share, as compared to net income of $63.6 million, or $1.78 per diluted share, in the prior year. Adjusted EBITDA was $39.8 million, or 3.8% of revenue, as compared to $123.8 million, or 7.7% of revenue, in the prior year. Adjusted EPS was $0.41, as compared to $1.92 in the prior year.

Quarterly Business Segment Highlights
Nurse and Allied Staffing
Revenue was $264.9 million, a decrease of 33% year-over-year and 9% sequentially. Contribution income was $19.3 million, a decrease from $39.2 million year-over-year and an increase from $5.8 million sequentially. The sequential increase was primarily the result of $19.4 million of credit loss expense driven by a bankruptcy filing by a single large customer recognized during the second quarter of 2024. Average field contract personnel on a full-time equivalent (FTE) basis was 7,660, as compared with 9,849 in the prior year and 8,415 in the prior quarter. Revenue per FTE per day was $373, as compared to $434 in the prior year and $377 in the prior quarter.
Physician Staffing
Revenue was $50.3 million, an increase of 10% year-over-year and 4% sequentially. Contribution income was $4.6 million, an increase from $2.6 million year-over-year and $4.0 million sequentially. Total days filled were 24,424, as compared with 23,004 in the prior year and 24,252 in the prior quarter. Revenue per day filled was $2,058, as compared with $1,986 in the prior year and $1,992 in the prior quarter.

Cash Flow and Balance Sheet Highlights
Net cash provided by operating activities for the three months ended September 30, 2024 was $7.5 million, as compared to $70.3 million for the three months ended September 30, 2023 and $82.4 million for the three months ended June 30, 2024. We experienced a 4 day year-over-year improvement in days' sales outstanding. For the nine months ended September 30, 2024, net cash provided by operating activities was $95.9 million, as compared to $236.4 million in the prior year.
During the third quarter, the Company repurchased over 800,000 shares of the Company’s common stock for an aggregate price of $11.9 million, at an average market price of $14.57 per share. As of September 30, 2024, the Company had 32.6 million unrestricted shares outstanding and $44.1 million remaining for share repurchase.
As of September 30, 2024, the Company had $64.0 million in cash and cash equivalents with no debt outstanding. There were no borrowings drawn under its revolving senior secured asset-based credit facility (ABL). As of September 30, 2024, borrowing base availability under the ABL was $150.2 million, with $135.2 million of availability net of $15.0 million of letters of credit.

Exhibit 99.1
Outlook for Fourth Quarter 2024
The guidance below applies to management’s expectations for the fourth quarter of 2024.

	Q4 2024 Range	Year-over-Year	Sequential
		Change	Change

Revenue	$300 million - $310 million	(28%)% - (25%)%	(5%)% - (2%)%

Adjusted EBITDA*	$11.0 million - $13.0 million	(47%)% - (37%)%	6%% - 26%

Adjusted EPS*	$0.10 - $0.14	$(0.19) - $(0.15)	$(0.02) - $0.02
* Refer to discussion of non-GAAP financial measures and the reconciliation tables below.
The above estimates are based on current management expectations and, as such, are forward-looking and actual results may differ materially. The above ranges do not include the potential impact of any future divestitures, mergers, acquisitions, or other business combinations, changes in debt structure, or future significant share repurchases.

INVITATION TO CONFERENCE CALL

The Company will hold its quarterly conference call on Wednesday, November 6, 2024, at 5:00 P.M. Eastern Time to discuss its third quarter 2024 financial results. This call will be webcast live and can be accessed at the Company’s website at ir.crosscountry.com or by dialing 888-566-1290 from anywhere in the U.S. or by dialing 773-799-3776 from non-U.S. locations - Passcode: Cross Country. A replay of the webcast will be available from November 6th through November 20th on the Company’s website and a replay of the conference call will be available by telephone by calling 800-835-4610 from anywhere in the U.S. or 203-369-3352 from non-U.S. locations - Passcode: 4915.

ABOUT CROSS COUNTRY HEALTHCARE

Cross Country Healthcare, Inc. is a market-leading, tech-enabled workforce solutions and advisory firm with 38 years of industry experience and insight. We help clients tackle complex labor-related challenges and achieve high-quality outcomes, while reducing complexity and improving visibility through data-driven insights. Diversity, equality, and inclusion is at the heart of the organization’s overall corporate social responsibility program, and closely aligned with our core values to create a better future for its people, communities, and its stockholders.

Copies of this and other press releases, as well as additional information about the Company, can be accessed online at ir.crosscountry.com. Stockholders and prospective investors can also register to automatically receive the Company’s press releases, filings with the Securities and Exchange Commission (SEC), and other notices by e-mail.

Exhibit 99.1
NON-GAAP FINANCIAL MEASURES

This press release and the accompanying financial statement tables reference non-GAAP financial measures, such as gross profit margin, adjusted EBITDA, and adjusted EPS. Such non-GAAP financial measures are provided as additional information and should not be considered substitutes for, or superior to, financial measures calculated in accordance with GAAP. Such non-GAAP financial measures are provided for consistency and comparability to prior year results; furthermore, management believes such non-GAAP financial measures are useful to investors when evaluating the Company’s performance, as such non-GAAP financial measures exclude certain items that management believes are not indicative of the Company’s future operating performance. Pro forma measures, if applicable, are adjusted to include the results of our acquisitions, and exclude the results of divestments, as if the transactions occurred in the beginning of the periods mentioned. Such non-GAAP financial measures may differ materially from the non-GAAP financial measures used by other companies. The financial statement tables that accompany this press release include a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure and a more detailed discussion of each financial measure; as such, the financial statement tables should be read in conjunction with the presentation of these non-GAAP financial measures.

In addition, forward-looking adjusted EBITDA and adjusted EPS for fiscal 2024 exclude potential charges or gains that may be recorded during the fiscal year, including among other things, the potential impact of any future divestitures, mergers, acquisitions, or other business combinations, changes in debt structure, or future significant share repurchases. We have not attempted to provide reconciliations of such forward-looking non-GAAP earnings guidance to the comparable GAAP measure, as permitted by Item 10(e)(1)(i)(B) of Regulation S-K, because the impact and timing of these potential charges or gains is inherently uncertain and difficult to predict and is unavailable without unreasonable efforts. In addition, the Company believes such reconciliations would imply a degree of precision and certainty that could be confusing to investors. Such items could have a substantial impact on GAAP measures of our financial performance.

FORWARD-LOOKING STATEMENTS

In addition to historical information, this press release contains statements relating to our future results (including certain projections and business trends) that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995, and are subject to the “safe harbor” created by those sections. Forward-looking statements consist of statements that are predictive in nature and/or depend upon or refer to future events. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” “suggests,” “appears,” “seeks,” “will,” “could,” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties, and other factors that may cause our actual results and performance to be materially different from any future results or performance expressed or implied by these forward-looking statements. These factors include, but are not limited to, the following: the overall macroeconomic environment, including increased inflation and interest rates, demand for the healthcare services that we provide, both nationally and in the regions in which we operate, our ability to attract and retain qualified nurses, physicians, and other healthcare personnel, costs and availability of short-term housing for our travel healthcare professionals, the functioning of our information systems, the effect of cyber security risks and cyber incidents on our business, the effect of existing or future government regulation and federal and state legislative and

Exhibit 99.1
enforcement initiatives on our business, including data privacy and protection laws, social, ethical, and security issues relating to the use of artificial intelligence, our customers’ ability to pay us for our services, our ability to successfully implement our acquisition and development strategies, including our ability to successfully integrate acquired businesses and realize synergies from such acquisitions, the effect of liabilities and other claims asserted against us, the effect of competition in the markets we serve, our ability to successfully defend the Company, its subsidiaries, and its officers and directors on the merits of any lawsuit or determine its potential liability, if any, and other factors, including, without limitation, the risk factors set forth in Item 1A. “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, as filed and updated in our Quarterly Reports on Form 10-Q and other filings with the SEC. You should consult any further disclosures that the Company makes on related subjects in its filings with the SEC.

Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results and readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s opinions only as of the date of this press release. There can be no assurance that (i) we have correctly measured or identified all of the factors affecting our business or the extent of these factors’ likely impact, (ii) the available information with respect to these factors on which such analysis is based is complete or accurate, (iii) such analysis is correct, or (iv) our strategy, which is based in part on this analysis, will be successful. Except as may be required by law, the Company undertakes no obligation to update or revise forward-looking statements. All references to “the Company,” “we,” “us,” “our,” or “Cross Country” in this press release mean Cross Country Healthcare, Inc. and its consolidated subsidiaries.

Exhibit 99.1

Cross Country Healthcare, Inc.
Consolidated Statements of Operations
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2024	2023	2024	2024	2023

Revenue from services	$315,119	$442,291	$339,771	$1,034,064	$1,605,693
Operating expenses:
Direct operating expenses	250,961	344,932	268,966	821,804	1,245,772
Selling, general and administrative expenses	54,297	69,627	60,258	177,807	232,825
Credit loss expense	1,512	2,355	18,858	21,660	10,397
Depreciation and amortization	4,498	4,540	4,719	13,859	13,876
Restructuring costs	998	348	2,116	4,052	1,690
Legal and other losses	—	—	3,946	7,596	1,125
Impairment charges	—	186	114	718	719
Total operating expenses	312,266	421,988	358,977	1,047,496	1,506,404
Income (loss) from operations	2,853	20,303	(19,206)	(13,432)	99,289
Other expenses (income):
Interest expense	550	669	568	1,580	7,508
Loss on early extinguishment of debt	—	—	—	—	1,723
Interest income	(1,107)	(5)	(235)	(1,515)	(12)
Other expense (income) , net	21	139	23	(1,013)	145
Income (loss) before income taxes	3,389	19,500	(19,562)	(12,484)	89,925
Income tax expense (benefit)	834	6,688	(3,512)	(1,681)	26,332
Net income (loss) attributable to common stockholders	$2,555	$12,812	$(16,050)	$(10,803)	$63,593

Net income (loss) per share attributable to common stockholders - Basic	$0.08	$0.37	$(0.47)	$(0.32)	$1.80

Net income (loss) per share attributable to common stockholders - Diluted	$0.08	$0.36	$(0.47)	$(0.32)	$1.78

Weighted average common shares outstanding:
Basic	33,016	34,954	33,960	33,728	35,386
Diluted	33,058	35,152	33,960	33,728	35,742

Cross Country Healthcare, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2024	2023	2024	2024	2023
Adjusted EBITDA:[a]
Net income (loss) attributable to common stockholders	$2,555	$12,812	$(16,050)	$(10,803)	$63,593
Interest expense	550	669	568	1,580	7,508
Income tax expense (benefit)[b]	834	6,688	(3,512)	(1,681)	26,332
Depreciation and amortization	4,498	4,540	4,719	13,859	13,876
Acquisition and integration-related costs	—	13	—	—	59
Restructuring costs[c]	998	348	2,116	4,052	1,690
Legal, bankruptcy, and other losses[d]	—	—	23,319	26,969	1,125
Impairment charges[e]	—	186	114	718	719
Loss on disposal of fixed assets	—	43	—	—	43
Loss on early extinguishment of debt[f]	—	—	—	—	1,723
Loss on lease termination	—	96	—	—	104
Interest income	(1,107)	(5)	(235)	(1,515)	(12)
Other expense (income), net	21	—	23	(1,013)	(2)
Equity compensation	870	1,433	2,259	4,327	5,413
System conversion costs[g]	1,120	425	857	3,306	1,658
Adjusted EBITDA[a]	$10,339	$27,248	$14,178	$39,799	$123,829
Adjusted EBITDA margin[a]	3.3%	6.2%	4.2%	3.8%	7.7%

Adjusted EPS:[h]
Numerator:
Net income (loss) attributable to common stockholders	$2,555	$12,812	$(16,050)	$(10,803)	$63,593
Non-GAAP adjustments - pretax:
Acquisition and integration-related costs	—	13	—	—	59
Restructuring costs[c]	998	348	2,116	4,052	1,690
Legal, bankruptcy, and other losses[d]	—	—	23,319	26,969	1,125
Impairment charges[e]	—	186	114	718	719
Other income, net	—	—	—	(1,115)	—
Loss on early extinguishment of debt[f]	—	—	—	—	1,723
System conversion costs[g]	1,120	425	857	3,306	1,658
Tax impact of non-GAAP adjustments	(552)	(208)	(7,066)	(9,023)	(1,767)
Adjusted net income attributable to common stockholders - non-GAAP	$4,121	$13,576	$3,290	$14,104	$68,800

Denominator:
Weighted average common shares - basic, GAAP	33,016	34,954	33,960	33,728	35,386
Dilutive impact of share-based payments	42	198	42	155	356
Adjusted weighted average common shares - diluted, non-GAAP	33,058	35,152	34,002	33,883	35,742

Reconciliation:
Diluted EPS, GAAP	$0.08	$0.36	$(0.47)	$(0.32)	$1.78
Non-GAAP adjustments - pretax:
Restructuring costs[c]	0.03	0.01	0.06	0.12	0.05
Legal, bankruptcy, and other losses[d]	—	—	0.69	0.79	0.03
Impairment charges[e]	—	0.01	—	0.02	0.02
Other income, net	—	—	—	(0.03)	—
Loss on early extinguishment of debt[f]	—	—	—	—	0.05
System conversion costs[g]	0.03	0.01	0.03	0.10	0.04
Tax impact of non-GAAP adjustments	(0.02)	—	(0.21)	(0.27)	(0.05)
Adjusted EPS, non-GAAP[h]	$0.12	$0.39	$0.10	$0.41	$1.92

Cross Country Healthcare, Inc.
Consolidated Balance Sheets
(Unaudited, amounts in thousands)

	September 30,	December 31,
	2024	2023

Assets
Current assets:
Cash and cash equivalents	$64,021	$17,094
Accounts receivable, net	244,987	372,352
Income taxes receivable[i]	10,128	8,620
Prepaid expenses	4,554	7,681
Insurance recovery receivable	12,102	9,097
Other current assets	794	2,031
Total current assets	336,586	416,875
Property and equipment, net	28,975	27,339
Operating lease right-of-use assets	2,700	2,599
Goodwill	135,430	135,430
Other intangible assets, net	46,453	54,468
Deferred tax assets[i]	9,038	5,979
Insurance recovery receivable	21,812	25,714
Cloud computing	9,735	5,987
Other assets	6,694	6,673
Total assets	$597,423	$681,064

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued expenses[i]	$58,436	$92,822
Accrued compensation and benefits	54,285	52,297
Operating lease liabilities	2,060	2,604
Earnout liability	4,100	6,794
Other current liabilities	1,796	1,559
Total current liabilities	120,677	156,076
Operating lease liabilities	2,348	2,663
Accrued claims	34,893	34,853
Earnout liability	—	5,000
Uncertain tax positions	11,169	10,603
Other liabilities	3,645	4,218
Total liabilities	172,732	213,413

Commitments and contingencies

Stockholders’ equity:
Common stock	3	4
Additional paid-in capital	204,273	236,417
Accumulated other comprehensive loss	(1,397)	(1,385)
Retained earnings[i]	221,812	232,615
Total stockholders’ equity	424,691	467,651
Total liabilities and stockholders’ equity	$597,423	$681,064

Cross Country Healthcare, Inc.
Segment Data[j]
(Unaudited, amounts in thousands)

	Three Months Ended						Year-over-Year	Sequential
	September 30,	% of	September 30,	% of	June 30,	% of	% change	% change
	2024	Total	2023	Total	2024	Total	Fav (Unfav)	Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$264,853	84%	$396,595	90%	$291,451	86%	(33)%	(9)%
Physician Staffing	50,266	16%	45,696	10%	48,320	14%	10%	4%
	$315,119	100%	$442,291	100%	$339,771	100%	(29)%	(7)%

Contribution income:[k]
Nurse and Allied Staffing	$19,251		$39,226		$5,820		(51)%	231%
Physician Staffing	4,629		2,576		4,033		80%	15%
	23,880		41,802		9,853		(43)%	142%

Corporate overhead[l]	15,531		16,412		18,161		5%	14%
Depreciation and amortization	4,498		4,540		4,719		1%	5%
Restructuring costs[c]	998		348		2,116		(187)%	53%
Legal and other losses[m]	—		—		3,946		—%	100%
Impairment charges[e]	—		186		114		100%	100%
Other costs	—		13		3		100%	100%
Income (loss) from operations	$2,853		$20,303		$(19,206)		(86)%	115%

	Nine Months Ended						Year-over-Year
	September 30,	% of	September 30,	% of			% change
	2024	Total	2023	Total			Fav (Unfav)

Revenue from services:
Nurse and Allied Staffing	$888,490	86%	$1,474,273	92%			(40)%
Physician Staffing	145,574	14%	131,420	8%			11%
	$1,034,064	100%	$1,605,693	100%			(36)%

Contribution income:[k]
Nurse and Allied Staffing	$52,254		$162,876				(68)%
Physician Staffing	11,800		7,841				50%
	64,054		170,717				(62)%

Corporate overhead[l]	51,258		53,959				5%
Depreciation and amortization	13,859		13,876				—%
Restructuring costs[c]	4,052		1,690				(140)%
Legal and other losses[m]	7,596		1,125				(575)%
Impairment charges[e]	718		719				—%
Other costs	3		59				95%
(Loss) income from operations	$(13,432)		$99,289				(114)%

Other costs include acquisition and integration-related costs.

Cross Country Healthcare, Inc.
Summary Condensed Consolidated Statements of Cash Flows
(Unaudited, amounts in thousands)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2024	2023	2024	2024	2023

Net cash provided by operating activities	$7,470	$70,311	$82,401	$95,882	$236,424
Net cash used in investing activities	(1,124)	(3,408)	(2,849)	(6,183)	(10,900)
Net cash used in financing activities	(11,926)	(53,273)	(15,193)	(42,772)	(214,825)
Effect of exchange rate changes on cash	—	(2)	—	—	(2)
Change in cash and cash equivalents	(5,580)	13,628	64,359	46,927	10,697
Cash and cash equivalents at beginning of period	69,601	673	5,242	17,094	3,604
Cash and cash equivalents at end of period	$64,021	14,301	$69,601	$64,021	$14,301

Cross Country Healthcare, Inc.
Other Financial Data
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	September 30,	June 30,	September 30,	September 30,
	2024	2023	2024	2024	2023

Revenue from services	$315,119	$442,291	$339,771	$1,034,064	$1,605,693
Less: Direct operating expenses	250,961	344,932	268,966	821,804	1,245,772
Gross profit	$64,158	$97,359	$70,805	$212,260	$359,921
Consolidated gross profit margin[n]	20.4%	22.0%	20.8%	20.5%	22.4%

Nurse and Allied Staffing statistical data:
FTEs[o]	7,660	9,849	8,415	8,400	11,251
Average Nurse and Allied Staffing revenue per FTE per day[p]	$373	$434	$377	$383	$476

Physician Staffing statistical data:
Days filled[q]	24,424	23,004	24,252	72,461	68,927
Revenue per day filled[r]	$2,058	$1,986	$1,992	$2,009	$1,907

(a) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders before interest expense, income tax expense (benefit), depreciation and amortization, acquisition and integration-related (benefits) costs, restructuring (benefits) costs, legal and other losses, customer bankruptcy loss, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on disposal of fixed assets, gain or loss on lease termination, gain or loss on sale of business, other expense (income), net, equity compensation, and system conversion costs. Adjusted EBITDA is not and should not be considered a measure of financial performance under GAAP. Management presents Adjusted EBITDA because it believes that Adjusted EBITDA is a useful supplement to net income (loss) attributable to common stockholders as an indicator of operating performance. Management uses Adjusted EBITDA for planning purposes and as one performance measure in its incentive programs for certain members of its management team. Adjusted EBITDA, as defined, closely matches the operating measure as defined by the Company's credit facilities. Adjusted EBITDA Margin is calculated by dividing Adjusted EBITDA by the Company's consolidated revenue.
(b)    The decrease in income tax expense for the three and nine months ended September 30, 2024 related to a decrease in book income primarily driven by credit loss expense.
(c)    Restructuring costs were primarily comprised of employee termination costs, lease-related exit costs, and reorganization costs as part of planned cost savings initiatives.
(d)    Includes legal costs and other settlement charges as presented on the consolidated statements of operations, losses pertaining to matters outside the normal course of operations, and $19.4 million of credit loss expense driven by a bankruptcy filing by a single large customer for the nine months ending September 30, 2024. There was no significant impact on operations from this client as the majority of the business had been wound down in the prior year. For the nine months ended September 30, 2023, the Company incurred $1.1 million, including legal fees, to settle a wage and hour class action lawsuit.
(e)    Impairment charges for the nine months ended September 30, 2024 were related to right-of-use assets and related property in connection with vacated leases during 2024. Impairment charges for the nine months ended September 30, 2023 primarily related to the write-off of an abandoned IT project.
(f)    Loss on early extinguishment of debt for the nine months ended September 30, 2023 consisted of the write-off of debt issuance costs related to the payoff and termination of the term loan on June 30, 3023.
(g)    System conversion costs include enterprise resource planning system costs related to the upgrading and integrating of our middle and back-office platforms, with certain development costs capitalized and amortized in accordance with the Company’s policies, and applicant tracking system costs related to the Company’s project to replace its legacy system supporting its travel nurse staffing business.
(h)    Adjusted EPS, a non-GAAP financial measure, is defined as net income (loss) attributable to common stockholders per diluted share before the diluted EPS impact of acquisition and integration-related (benefits) costs, restructuring (benefits) costs, legal and other losses, customer bankruptcy loss, impairment charges, gain or loss on derivative, loss on early extinguishment of debt, gain or loss on sale of business, system conversion costs, and nonrecurring income tax adjustments. Adjusted EPS is not and should not be considered a measure of financial performance under GAAP. Management presents Adjusted EPS because it believes that Adjusted EPS is a useful supplement to its reported EPS as an indicator of operating performance. Management believes Adjusted EPS provides a more useful comparison of the Company’s underlying business performance from period to period and is more representative of the future earnings capacity of the Company than EPS. Quarterly non-GAAP adjustment may vary due to rounding.
(i)    Financial information included in the December 31, 2023 balance sheet includes immaterial revisions to the Company's previously-reported financial information. Please see the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, as filed with the SEC, for more information.
(j)    Segment data is provided in accordance with the Segment Reporting Topic of the Financial Accounting Standards Board Accounting Standards Codification.
(k)     Contribution income is defined as income (loss) from operations before depreciation and amortization, acquisition and integration-related (benefits) costs, restructuring (benefits) costs, legal and other losses, impairment charges, and corporate overhead. Contribution income is a financial measure used by management when assessing segment performance.
(l)     Corporate overhead includes unallocated executive leadership and other centralized corporate functional support costs such as finance, IT, legal, human resources, and marketing, as well as public company expenses and Company-wide projects (initiatives).
(m)    Legal and other losses includes legal costs and other settlement charges as presented on the consolidated statements of operations and losses pertaining to matters outside the normal course of operations.
(n)    Gross profit is defined as revenue from services less direct operating expenses. The Company’s gross profit excludes allocated depreciation and amortization expense. Gross profit margin is calculated by dividing gross profit by revenue from services.
(o)    FTEs represent the average number of Nurse and Allied Staffing contract personnel on a full-time equivalent basis.
(p)     Average revenue per FTE per day is calculated by dividing Nurse and Allied Staffing revenue, excluding permanent placement, per FTE by the number of days worked in the respective periods.
(q)     Days filled is calculated by dividing the total hours invoiced during the period, including an estimate for the impact of accrued revenue, by 8 hours.
(r)     Revenue per day filled is calculated by dividing revenue as reported by days filled for the period presented.

Cross Country Healthcare, Inc.
William J. Burns, Executive Vice President & Chief Financial Officer
561-237-2555
wburns@crosscountry.com

Source: Cross Country Healthcare, Inc.